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                                                                       EXHIBIT A

                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                           XOMED SURGICAL PRODUCTS, INC.


                                  ARTICLE 1 - NAME

     The name of the corporation shall be Medtronic Xomed Surgical Products, Inc.


                      ARTICLE 2 - REGISTERED OFFICE AND AGENT

     The registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                ARTICLE 3 - PURPOSES

     The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE 4 - STOCK

     The aggregate number of shares the corporation has authority to issue shall be 2,500 shares of Common Stock, $.01 par value. Holders of Common Stock shall be entitled to one vote for each share of Common Stock held of record.


                         ARTICLE 5 - RIGHTS OF STOCKHOLDERS

     5.1) NO PREEMPTIVE RIGHTS. No holder of shares of the corporation of any class now or hereafter authorized has any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class now or hereafter authorized, or any options or warrants for such shares, which may at any time be issued, sold or offered for sale by the corporation.

     5.2) NO CUMULATIVE VOTING RIGHTS. No holder of shares of the corporation of any class now or hereafter authorized shall be entitled to cumulative voting.


                                          1

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                           ARTICLE 6 - MEETINGS AND BOOKS

     6.1) MEETINGS OF STOCKHOLDERS AND ELECTION OF DIRECTORS. Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. Elections of directors need not be by written ballot unless and except to the extent that the Bylaws so provide.

     6.2) CORPORATE BOOKS. The books of the corporation may be kept within or (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.


                    ARTICLE 7 - LIMITATION OF DIRECTOR LIABILITY

     7.1) LIMITATION OF LIABILITY. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     7.2)  AMENDMENT OF THIS ARTICLE.  Any repeal or modification of this
Article 7 shall be prospective and shall not affect the rights under this
Article 7 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.


                            ARTICLE 8 - INDEMNIFICATION

     The corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of the corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.


                                 ARTICLE 9 - BYLAWS

     The Board of Directors is expressly authorized to make and alter Bylaws of this corporation, subject to the power of the stockholders to change or repeal such Bylaws and subject to any other limitations on such authority provided by the General Corporation Law of Delaware.

                                                                       EXHIBIT B
                                AMENDED AND RESTATED
                                       BYLAWS
                                         OF
                      MEDTRONIC XOMED SURGICAL PRODUCTS, INC.


                        ARTICLE 1 - MEETINGS OF STOCKHOLDERS

1.1 ANNUAL MEETINGS. Annual meetings of the stockholders of the corporation shall be held each year on the date and at the time set by the Board of Directors or by the chief executive officer. At each regular meeting, the stockholders, voting as provided in the Certificate of Incorporation and these Bylaws, shall determine the number of directors, shall elect the Board of Directors and shall transact such other business as shall come properly before the meeting.

1.2 SPECIAL MEETINGS. A special meeting of the stockholders may be called for any purpose or purposes at any time by the chief executive officer, the chief financial officer, two or more directors, or a stockholder or stockholders of the corporation holding ten percent or more of the voting power of all shares entitled to vote, who shall demand such special meeting by written notice given to the chief executive officer or the chief financial officer specifying the purposes of such meeting.

1.3 MEETINGS HELD UPON STOCKHOLDER DEMAND. Within thirty days after receipt by the chief executive officer or the chief financial officer of a demand from any stockholder or stockholders entitled to call a meeting of the stockholders, it shall be the duty of the Board of Director to cause a special meeting of stockholders to be duly called and held on notice no later than ninety days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held as required by this Section, the stockholder or stockholders making the demand may call the meeting by giving notice as provided in Section 1.5 hereof at the expense of the corporation.

1.4 PLACE OF MEETINGS. Meetings of the stockholders shall be held at the principal executive office of the corporation or at such other place, within or without the U.S.A., as is designated by the Board of Directors or the chief executive officer.

1.5 NOTICE OF MEETING. Except as otherwise specified in Section 1.6 or required by law, written notice of each meeting of stockholders, setting out the place, date and time of any regular or special meeting, shall be given not less than ten nor more than sixty days prior to the date of the meeting to each holder of shares entitled to vote. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at all special meetings shall be confined to the purposes stated in the notice. A stockholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by any stockholder is a waiver of notice of that meeting unless the stockholder objects at the beginning of the meeting to the transaction of business because

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       the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in the consideration of the item at that meeting.

1.6 QUORUM AND ADJOURNED MEETING. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders. If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place at which the meeting will be reconvened. At any adjourned meeting in which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

1.7 VOTING. At each meeting of the stockholders every stockholder having the right to vote, whether by virtue of being a holder of the shares or by virtue of having voting power under a stockholder voting agreement, shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Each such stockholder shall have one vote for each share. Upon the demand of any stockholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Certificate of Incorporation or these Bylaws.

1.8 RECORD DATE. The Board of Directors may fix a date, not less then ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and entitled to vote at such meeting. When a date is so fixed, only stockholders on that date are entitled to notice of and permitted to vote at that meeting of stockholders, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.


                               ARTICLE 2 - DIRECTORS

2.1 NUMBER, TERM AND QUALIFICATIONS. The Board of Directors shall consist of one or more members. At each annual meeting, the stockholders shall determine the number of directors; provided, that between annual meetings the authorized number of directors may be increased or decreased by the stockholders. A director shall hold office until a successor is elected and qualified, or until the earlier death, resignation, disqualification, or removal of the director.

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2.2    VACANCIES.  Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, provided that such majority constitutes a quorum. Newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors serving at the time of such increase, provided that such majority constitutes a quorum. Persons so elected shall be directors until their qualified successors are elected by the stockholders at the next annual meeting of the stockholders or at any special meeting of the stockholders duly called for that purpose.

2.3 QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

2.4 PLACE OF MEETINGS. Each meeting of the Board of Directors shall be held at the principal executive office of the corporation or at such other place as may be designated from time to time by a majority of the members of the Board, which constitute a quorum, provided that if the Board shall not have designated the place of the meeting, the chief executive officer of the corporation (if then a director of the corporation) may designate a place other than the principal executive office of the corporation for any such meeting called by such chief executive officer in such officer's capacity as a director.

2.5 ANNUAL MEETINGS. Annual meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each annual meeting of the stockholders.

2.6 SPECIAL MEETINGS. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than seventy-two hours' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least seven days' notice shall be given. The notice need not state the purpose of the meeting. If a meeting schedule is adopted by the Board, or if the day or date, time and place of a Board meeting have been announced at a previous Board meeting, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

2.7 WAIVER OF NOTICE. A director may waive notice of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

2.8 ELECTRONIC COMMUNICATIONS. (a) A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such means constitutes presence in person at the meeting.

       (b) A director may participate in a Board meeting not described in paragraph (a) by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by such means constitutes presence in person at the meeting.

2.9 ACTION WITHOUT A MEETING. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. The written action is effective when signed by all of the directors, unless a different effective time is provided in the written action.

2.10 COMPENSATION. Directors who are not salaried officers of the corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

2.11 COMMITTEES. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more directors appointed by affirmative vote of a majority of the directors present at a duly held Board meeting, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee shall constitute a quorum for the transaction of business.


                                ARTICLE 3 - OFFICERS

3.1 NUMBER AND DESIGNATION. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation with such powers, rights, duties and responsibilities as may be determined by the Board, including but not limited to, a chairman of the board, a president, one or more executive officers, a secretary, a treasurer and a controller, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

3.2 ELECTION, TERM OF OFFICE AND QUALIFICATION. At the first meeting of the Board following each election of directors, the Board shall elect officers who shall hold office until the next election of officers or until their successors are elected or appointed and qualify, provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

3.3 RESIGNATION. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

3.4 VACANCIES IN OFFICE. A vacancy in any office of the corporation by reason of death, resignation, removal, disqualification or otherwise may, or in the case of a vacancy in the office of chief executive officer or chief financial officer, shall be filled for the unexpired term by the Board of Directors.

3.5 CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation, these Bylaws or the Board to some other officer or agent of the corporation; (e) may appoint such divisional or staff officers, a secretary, a treasurer and a controller, each of whom shall have the powers, rights, duties and responsibilities delegated to him or her by the Chief Executive Officer;
       (f) may maintain records of and certify proceedings of the Board and stockholders; and (g) shall perform such other duties as may from time to time be assigned by the Board.

3.6 CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officer's transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

3.7 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and directors and shall be an ex-officio member of all committees of the Board, except as otherwise prescribed by the Board of Directors. In the event of absence or disability of the President, the Chairman of the Board shall succeed to the powers and shall perform the duties of the President until such absence or disability has terminated or the Board of Directors has elected a new President or designated a Vice President or Vice Presidents to succeed to the powers and duties of the President. In general, the Chairman of the Board shall have the powers and duties usually vested in the office of Chairman of the Board, and shall have such other duties as may be prescribed by the Board of Directors.

3.8 PRESIDENT. Unless otherwise determined by the Board, the President shall be the chief executive officer of the corporation. The President shall preside at all meetings of the stockholders and directors in the absence of the Chairman of the Board.

3.9 EXECUTIVE OFFICERS. The executive officers may include Executive Vice Presidents, divisional Presidents, Vice Presidents and other officers who shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

3.10 SECRETARY. The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors. The Secretary shall give proper notice of meetings of stockholders and directors and shall keep minutes of such meetings and other actions of the Board. The Secretary shall certify proceedings of the Board of Directors and stockholders, shall have charge of the share registers and stock transfer records of the corporation and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

3.11 TREASURER. The Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

3.12 DELEGATION. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of the office to other persons.

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                            ARTICLE 4 - INDEMNIFICATION

4.1 INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify any and all of its directors or officers, who shall serve as an officer or director of this corporation or of any other corporation at the request of this corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.


                       ARTICLE 5 - SHARES AND THEIR TRANSFERS

5.1 STOCK RECORD. As used in these Bylaws, the term "stockholder" shall mean the person in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the stockholders and the number and classes of shares held by each stockholder.

5.2 TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the stockholder named in the stock record books of the corporation (or his legal representative or duly authorized attorney-in-fact). The stockholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation, provided that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation, shall be so expressed in the entry of transfer, and provided further, that the Board of Directors may establish a procedure whereby a stockholder may certify that all or a portion of the shares registered in the name of the stockholder are held for the account of one or more beneficial owners.

5.3 RECORD DATE. The Board of Directors may fix a date, not less than ten nor more than sixty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the stockholders entitled to receive payment of such dividend or other distribution, and in such case only stockholders of record on the date so fixed shall be entitled to receive payments of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

5.4 CERTIFICATE OF STOCK. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such stockholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall be signed in the name of the corporation by the Chairman of the Board, President or Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person had that capacity on the date of issue.


                           ARTICLE 6 - GENERAL PROVISIONS

6.1 DISTRIBUTIONS, ACQUISITIONS OF SHARES. The Board of Directors may authorize distributions upon the shares of the corporation or acquisitions by the corporation of such shares to the extent permitted by law.

6.2 FISCAL YEAR. The fiscal year of the corporation shall be established by the Board of Directors.

6.3    NO CORPORATE SEAL.  There shall be no corporate seal.

6.4 VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

6.5 AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the corporation, subject to the power of the stockholders to change or repeal the same and subject to any other limitations on such authority of the Board provided by the General Corporation Law of Delaware.

                                                                       EXHIBIT C
                                 AFFILIATE'S LETTER


Medtronic, Inc.
7000 Central Avenue, N.E.
Minneapolis, MN  55432

Ladies and Gentlemen:

The undersigned officer and/or director of Xomed Surgical Products, Inc. (the "Company") has been advised that the undersigned may be deemed by the Company to be an "affiliate" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") (such rule, as amended or replaced by any successor rule, referred to herein as "Rule 145") and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Merger dated on or about the date hereof (the "Merger Agreement"), among Medtronic, Inc. ("Parent"), MXS Merger Corp. ("Merger Subsidiary"), and the Company, Merger Subsidiary will be merged with and into the Company (the "Merger"). As a result of the Merger, outstanding shares of common stock, $.01 par value per share, of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock, $.10 par value per share, of Parent ("Parent Common Stock"), as determined pursuant to the Merger Agreement.

In order to induce Parent and the Company to enter into the Merger Agreement, the undersigned (referred to herein as "Affiliate") represents, warrants and agrees as follows:

1. Affiliate will not directly or indirectly take any action that would have the effect of jeopardizing the treatment of the Merger as a "pooling of interests," sell, transfer, pledge, dispose of, or otherwise reduce Affiliate's risk relative to, any Parent Common Stock or Company Common Stock during the period commencing 30 days prior to the effective time of the Merger and ending at such time as financial results covering at least 30 days of the post-Merger combined operations of Parent and the Company have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

2. Affiliate has been advised that the issuance of the Parent Common Stock, if any, to Affiliate pursuant to the Merger is being registered with the SEC under the Securities Act and the rules and regulations promulgated thereunder on a Registration Statement on Form S-4. However, Affiliate has also been advised that, because Affiliate may be deemed to be an "affiliate" of the Company (as that term is used in paragraphs (c) and (d) of Rule 145), any sale, transfer or other disposition by Affiliate of any Parent Common Stock issued pursuant to the Merger will, under current law, require either (a) further registration under the Securities Act of the Parent Common Stock to be sold, transferred,


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

     or otherwise disposed of, (b) compliance with Rule 145, or (c) the availability of another exemption from such registration.

3. Affiliate will not offer to sell, sell, or otherwise dispose of any Parent Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act (the compliance with Rule 145 or the availability of such other exemption to be established by Affiliate to the reasonable satisfaction of Parent's counsel).

4. Affiliate consents to the placement of a stop transfer order with the Company's and Parent's stock transfer agent and registrar, and to the placement of the following legend on certificates representing the Company Common Stock and Parent Common Stock issued or to be issued to Affiliate:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH AN AFFILIATE'S LETTER FROM THE UNDERSIGNED TO MEDTRONIC, INC. AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH RULE 145 OF THE SECURITIES ACT OF 1933 OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

5. Affiliate has carefully read this letter and has discussed with counsel for Affiliate or counsel for the Company, to the extent Affiliate felt necessary, the requirements of this letter and other applicable limitations on the Affiliate's ability to sell, transfer, or otherwise dispose of Company Common Stock and Parent Common Stock.

6. The Company agrees to take all reasonable actions up to the date of the Merger, including but not limited to the placement of a stop transfer order with the Company's stock transfer agent and registrar, to ensure compliance by Affiliate with the provisions of this letter.

7. Execution of this letter should not be considered an admission on the part of Affiliate that Affiliate is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that Affiliate may have to object to any claim that Affiliate is such an affiliate on or after the date of this letter.

8. By Parent's acceptance of this letter, Parent hereby agrees with Affiliate as follows:

     (A) For so long as and to the extent necessary to permit Affiliate to sell Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, and to enable Affiliate to sell Parent Common Stock pursuant to the restrictions set forth in paragraph 1 above, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to Affiliate upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of Parent Common Stock by Affiliate under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to Affiliate that it has filed all reports required to be filed with the SEC under
          Section 13 of the 1934 Act during the preceding 12 months.

     (B) It is understood and agreed that certificates bearing the legends set forth in paragraph 4 above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                   Very truly yours,


August ___, 1999
                                   --------------------------------------------
                                   (Signature)

                                   --------------------------------------------
                                   (Name) (Please Print)


                                   Xomed Surgical Products, Inc.


                                   By:
                                      -----------------------------------------
                                     Its:
                                         --------------------------------------

                                     ACCEPTANCE




     Medtronic, Inc. hereby accepts the foregoing Affiliate's Letter delivered pursuant to Section 5.7 of the Agreement and Plan of Merger dated August 26, 1999, by and among Medtronic, Inc., MXS Merger Corp., and Xomed Surgical Products, Inc.


                                   MEDTRONIC, INC.


                                   By:
                                      ----------------------------------------
                                      Michael D. Ellwein, Vice President and
                                        Chief Development Officer

                                                                       EXHIBIT D
                           AGREEMENT TO FACILITATE MERGER


DATE:     August 26, 1999

PARTIES:

          Medtronic, Inc.,                        (hereinafter "Parent")
          a Minnesota corporation

               and

          ___________________________________,
          an individual officer and/or director
          of Xomed Surgical Products, Inc.       (hereinafter "Security Holder")

RECITALS:

     A. Security Holder is the legal or beneficial owner of shares of Common Stock of Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), and/or the holder of options, warrants, or other rights to acquire shares of Company Common Stock.

     B. Parent, the Company, and a wholly-owned subsidiary of Parent are entering, or have entered, into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which it is proposed that Parent's subsidiary will merge with and into the Company (the "Merger") and as a result of which the outstanding shares of Company Common Stock shall be converted into Parent Common Stock.

     C. Security Holder deems it to be in Security Holder's best interest and in the best interests of the Company and all other stockholders of the Company that the Merger Agreement be approved, ratified, and confirmed by the stockholders of the Company, and it is a condition to Parent's obligations under the Merger Agreement that Security Holder enter into this Agreement.

     D. It is understood and acknowledged by Security Holder that Parent's execution of the Merger Agreement is being done in reliance, in part, upon the contemporaneous execution and delivery of this Agreement, that Parent will incur substantial expenses proceeding toward consummation of the Merger as contemplated by the Merger Agreement, and that such expenses will be undertaken, in part, in reliance upon and as a result of the agreements and undertakings of Security Holder set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and in order to induce Parent to execute the Merger Agreement and to proceed as contemplated by the Merger Agreement toward the consummation of the Merger, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

     1. VOTE IN FAVOR OF MERGER. During the period commencing on the date hereof and terminating upon the earlier of (i) the effective time of the Merger, and (ii) the termination of the Merger Agreement in accordance with its terms, Security Holder agrees to vote (or cause to be voted) all shares of Company Common Stock presently beneficially owned by Security Holder, and all shares of Company Common Stock with respect to which Security Holder in the future acquires beneficial ownership, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, in favor of the approval, consent, and ratification of the Merger Agreement and the Merger. To the extent inconsistent with the foregoing provisions of this Section 1, Security Holder hereby revokes any and all previous proxies with respect to any shares of Company Common Stock that Security Holder owns or has the right to vote. Nothing in this Agreement shall be deemed to restrict or limit Security Holder's right to act in his capacity as an officer or director of the Company consistent with his fiduciary obligations in such capacity.

     2. REPRESENTATIONS AND WARRANTIES OF SECURITY HOLDER. Security Holder represents and warrants to Parent that Security Holder has the legal capacity to enter into and perform all of Security Holder's obligations under this Agreement. The execution, delivery, and performance of this Agreement by Security Holder will not violate any other agreement to which Security Holder is a party, including, without limitation, any voting agreement, stockholders agreement, or voting trust. This Agreement has been duly executed and delivered by Security Holder and constitutes a legal, valid, and binding agreement of Security Holder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws, now or hereafter in effect.

     3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon any purchasers, donees, pledgees, and other transferees of Company Common stock legally or beneficially owned by Security Holder. During the period commencing on the date hereof and terminating upon the earlier of the effective time of the Merger and the termination of the Merger Agreement in accordance with its terms, Security Holder agrees not to make any sales, gifts, transfers, pledges, or other dispositions of Company Common Stock without first making any such transferee or pledgee fully aware of Security Holder's obligations under this Agreement and obtaining such transferee's or pledgee's written agreement to comply with all terms hereof.

     4. INJUNCTIVE RELIEF. Security Holder agrees that in the event of Security Holder's breach of any provision of this Agreement, Parent may be without an adequate remedy at law. Security Holder therefore agrees that in the event of Security Holder's breach of any provision of this Agreement, Parent may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement.
By seeking or obtaining any such relief, Parent will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

     6. FURTHER ASSURANCES. Security Holder shall execute and deliver such additional documents and take such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     7. THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or by reason of this Agreement or any provision contained herein.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of laws).

     9. EFFECTIVENESS. If this Agreement is executed by Security Holder prior to the approval of the Merger Agreement by the Company's Board of Directors, then this Agreement shall be subject to, and shall become effective only upon, the approval of the Merger Agreement by the Company's Board of Directors and the execution and delivery of the Merger Agreement by the Company, Parent and Parent's subsidiary. This Agreement shall terminate upon termination of the Merger Agreement in accordance with its terms.

     IN WITNESS WHEREOF, Parent has caused this Agreement to Facilitate Merger to be executed by its duly authorized officer, and Security Holder has executed this Agreement, as of the date and year first above written.

                                        Medtronic, Inc.


                                        By:
                                           -----------------------------------
                                          Its:
                                              --------------------------------


                                        --------------------------------------
                                        [Signature]

                                        --------------------------------------
                                        [Print Name]

                                                                       EXHIBIT E
                               STOCK OPTION AGREEMENT


     THIS AGREEMENT is dated as of August 26, 1999, between Medtronic, Inc., a Minnesota corporation ("Grantee"), and Xomed Surgical Products, Inc., a Delaware corporation ("Issuer").

                                      RECITALS

     A. Grantee, Issuer, and MXS Merger Corp., a Delaware corporation and wholly-owned subsidiary of Grantee ("Merger Subsidiary"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Subsidiary will be merged with and into Issuer (the "Merger").

     B. As a condition to its willingness to enter into the Merger Agreement, Grantee has required that Issuer enter into this Agreement, which provides, among other things, that Issuer grant to Grantee an option to purchase shares of Issuer's Common Stock, par value $.01 per share ("Issuer Common Stock"), upon the terms and subject to the conditions provided for herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and the Merger Agreement, the parties agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase 2,442,453 shares of Issuer Common Stock (the "Option Shares"), in the manner set forth below, at an exercise price of $60.00 per share of Issuer Common Stock, subject to adjustment as provided below (the "Option Price"). Issuer represents that the Option Shares represent at least 19.9% of the number of shares of Issuer Common Stock outstanding on the date hereof. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

     2.   EXERCISE OF OPTION.

          (a) Subject to the terms and conditions of this Agreement, Grantee or its designee (which shall be a wholly-owned subsidiary of Grantee) may, prior to the Expiration Date (as defined in Section 11), exercise the option, in whole or in part, at any time or from time to time on or after the occurrence of an Exercise Event (as defined below). As used herein, an "Exercise Event" shall mean (i) the occurrence of a termination specified in Section 7.2(a)(i), Section 7.2(a)(ii) or Section 7.2(a)(v) of the Merger Agreement or (ii) immediately prior to consummation of an Alternative Control Transaction after the occurrence of all of the events and circumstances specified in Section 7.2(a)(iii) or Section 7.2(a)(iv) of the Merger Agreement.

          (b) In the event Grantee wishes to exercise the Option at such time as the Option is exercisable, Grantee shall deliver written notice (the "Exercise Notice") to

     Issuer specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase, and a date and time for the closing of such purchase (a "Closing") not less than three nor more than ten business days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). When this Option is exercisable, Grantee, in lieu of exercising the Option, shall have the right at any time thereafter prior to the Expiration Date to request in writing (the "Cash Cancellation Notice") that Issuer pay, and promptly (but in any event not more than five business days) after Grantee makes such request, Issuer shall, subject to Section 2(c) below, pay to Grantee by certified check, official bank check or wire transfer pursuant to Grantee's instructions, in cancellation of the Option, an amount in cash (the "Cancellation Amount") equal to (i) the lesser of

               (x)  the excess, if any, over the Option Price of the greater of
          (A) the last sale price of a share of Issuer Common Stock as reported on the Nasdaq Stock Market (or other United States national exchange upon which Issuer's Common Stock is traded) on the last trading day prior to the date of the Cash Cancellation Notice (the "Last Sale Price"), (B) the highest price per share of Issuer Common Stock offered to be paid or paid in connection with the Alternative Transaction giving rise to such Cash Cancellation Notice, and (C) if the Alternative Transaction giving rise to such Cash Cancellation Notice is structured as an asset acquisition, the highest aggregate consideration offered to be paid or paid in such transaction or proposed transaction, divided by the number of shares of Issuer Common Stock then outstanding, and

               (y) $30,100,000 divided by the initial number of Option Shares covered by the Option,

     multiplied by (ii) the number of Option Shares then covered by the Option; provided, however, that the Cancellation Amount shall be reduced (but not below zero) to the extent necessary so that the sum of the termination fee described in Section 7.2(a) of the Merger Agreement (the "Termination Fee") paid to Grantee, the Option Share Profit (as defined below) not remitted to Issuer pursuant to Section 2(c) hereof, and the Cancellation Amount shall not exceed $30,100,000. If all or a portion of the price per share of Issuer Common Stock offered, paid, or payable or the aggregate consideration offered, paid, or payable for the assets of Issuer, each as contemplated by the preceding sentence, consists of noncash consideration, the amount described in clause (x) of the preceding sentence shall equal the excess, if any, over the Option Price of the Last Sale Price. In no event shall (i) the Cancellation Amount exceed $30,100,000 or (ii) the sum of the Termination Fee paid, the Option Share Profit not remitted to Issuer pursuant to Section 2(c) hereof, and the Cancellation Amount paid exceed $30,100,000.

          (c) In the event that Grantee sells, pledges, or otherwise disposes of (including, without limitation, by merger or exchange) any Option Shares within six months after Grantee's acquisition of such Option Shares (such sale or disposition of Option Shares within six months after acquisition referred to as a "Sale"), or in the event that any Cancellation Amount is paid to Grantee or any Option Share Profit is received by Grantee (and not required to be remitted to Issuer pursuant to this Section 2(c)), then any Termination Fee due and payable by Issuer shall be reduced to the extent necessary so that the sum of

               (w)  the Termination Fee;

               (x)  any Cancellation Amount paid to Grantee;

               (y) the amount received (whether in cash, loan proceeds, securities, or otherwise) by Grantee in such Sale less the exercise price of such Option Shares sold in the Sale (the "Option Share Profit") and not remitted to Issuer pursuant to this Section 2(c); and

               (z) Option Share Profit received in connection with any prior Sales of Option Shares and not remitted to Issuer pursuant to this
          Section 2(c),

     shall not exceed $30,100,000. Grantee shall remit to Issuer, within five business days after completion of any Sale, the amount, if any, by which the Option Share Profit from such Sale, when added to the Termination Fee previously paid, the Cancellation Amount previously paid, and the Option Share Profit from prior Sales of Option Shares not remitted to Issuer pursuant to this Section 2(c), exceeds $30,100,000.

     3. PAYMENT OF OPTION PRICE AND DELIVERY OF CERTIFICATE. Any Closings under Section 2 of this Agreement shall be held at the principal executive offices of Issuer, or at such other place as Issuer and Grantee may agree. At any Closing hereunder, (a) Grantee or its designee will make payment to Issuer of the aggregate price for the Option Shares being so purchased by delivery of a certified check, official bank check, or wire transfer of funds pursuant to Issuer's instructions payable to Issuer in an amount equal to the product obtained by multiplying the Option Price by the number of Option Shares to be purchased, and (b) upon receipt of such payment Issuer will deliver to Grantee or its designee (which shall be a wholly-owned subsidiary of Grantee) a certificate or certificates representing the number of validly issued, fully paid, and nonassessable Option Shares so purchased, in the denominations and registered in such names (which shall be Grantee or a wholly-owned subsidiary of Grantee) designated in writing to Issuer by Grantee.

     4.   REGISTRATION AND LISTING OF OPTION SHARES.

          (a) Issuer agrees to use its reasonable best efforts to (i) effect as promptly as possible upon the request of Grantee or other holder of Option Shares to whom Grantee has assigned its registration rights under this
     Section 4 (Grantee or such transferee referred to herein as a "Holder") and
     (ii) cause to become and remain effective for a period not in excess of 120 days from the day such registration statement first becomes effective (or such shorter period as may be necessary to effect the distribution of such shares) the registration under the 1933 Act, and any applicable state securities laws, of all or any part of the Option Shares as may be specified in such request; provided, however, that (i) Holder shall have the right to select the managing underwriter for any such offering after consultation with Issuer, which managing underwriter shall be reasonably acceptable to Issuer, (ii) Holder shall not be entitled to more than two effective registration statements hereunder, (iii) Holder shall not be entitled to request such a registration statement within a period of one year after the effective date of a registration statement in which Grantee was entitled to include all or a portion of the Option Shares, and
     (iv) Holder shall not be entitled to request any such registration unless it has provided to Issuer a written opinion of counsel to Holder, which opinion shall be reasonably satisfactory to Issuer and its counsel, that the distribution of Option Shares specified in Holder's request requires registration of such Option Shares under the 1933 Act. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate in any twelve-month period if and so long as the Board of Directors of Issuer determines in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Upon receipt of notice of the happening of any event as a result of which any registration statement, prospectus, prospectus supplement, or any document incorporated by reference in any of the foregoing, contains any untrue statements of material fact or fails or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, Holder shall forthwith discontinue the disposition of any shares under such registration statement, prospectus or prospectus supplement until Holder receives from Issuer copies (which, subject to the limitations on suspension set forth above, shall promptly be made available by Issuer) of an amended or supplemented registration statement, prospectus or supplement so that, as thereafter delivered to purchasers of such shares, such registration statement, prospectus or prospectus supplement shall not contain any untrue statement of material fact or fail or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The 120-day period specified in (ii) above shall be extended by the number of days during which Holder is precluded from disposing of Option Shares pursuant to the preceding two sentences.

          (b) In addition to such demand registrations, if Issuer proposes to effect a registration of Issuer Common Stock for its own account or for the account of any other stockholder of Issuer (other than in connection with (i) employee stock option plans or similar arrangements or (ii) corporate acquisitions), Issuer will give prompt written notice to Holder of its intention to do so and shall use its reasonable best efforts to include therein all Option Shares requested by Holder to be so included; provided, however, that, (i) Issuer shall not be required to include any Option Shares in such registration unless Holder has provided to Issuer a written opinion of counsel to Holder, which opinion shall be reasonably satisfactory to Issuer and its counsel, that the distribution of the Option Shares requested by Holder to be so included in such registration requires registration under the 1933 Act and (ii) if the managing underwriter of the offering covered by such registration advises Issuer that in its opinion the number of Option Shares requested to be included in such registration exceeds the number that can be sold in such offering, Issuer shall, after fully including therein all securities to be sold by Issuer, include the shares requested to be included therein by Holder pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by persons other than Issuer. In connection with any underwritten offering, sale and delivery of Option Shares pursuant to a registration statement effected pursuant to Section 4(a) or this Section 4(b), Holder, Issuer, and each underwriter of the offering shall provide each other with customary representations, warranties, covenants and indemnities. No registration effected under this Section 4(b) shall relieve Issuer of its obligations to effect demand registrations under Section 4(a) hereof.

          (c) Registrations effected under this Section 4 shall be effected at Issuer's expense, but excluding underwriting discounts and commissions to brokers or dealers and the fees and expenses of counsel to Holder. In connection with each registration under this Section 4, Issuer shall indemnify and hold each Holder participating in such offering, its underwriters, and each of their respective affiliates harmless against any and all losses, claims, damage, liabilities, and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its underwriters, and each of their respective affiliates may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) that arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to Issuer expressly for use in such registration statement.

          (d)  In connection with any registration statement pursuant to this
     Section 4, each Holder participating in such offering agrees to furnish Issuer with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the 1933 Act. In addition, such Holder shall indemnify and hold Issuer, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which Issuer, its underwriters, and each of their respective affiliates may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by such Holder to Issuer expressly for use in such registration statement.


          (e) Upon the issuance of Option Shares hereunder, Issuer will use its reasonable best efforts promptly to list such Option Shares with the Nasdaq Stock Market or on such national or other exchange on which the shares of Issuer Common Stock are at the time listed.

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to enter into and perform this Agreement.

          (b) The execution and delivery of this Agreement by Issuer and the consummation by Issuer of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Issuer has duly approved the issuance and sale of the Option Shares, upon the terms and subject to the conditions contained in this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Issuer and, assuming this Agreement has been duly and validly authorized, executed, and delivered by Grantee, constitutes a valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

          (c) Issuer has taken all necessary action to authorize and reserve for issuance and to permit it to issue, and at all times from the date of this Agreement through the date of expiration of the Option will have reserved for issuance upon exercise of the Option, such number of authorized shares of Issuer Common Stock as is equal to the number of Option Shares (or such other amount as may be required pursuant to Section 10 hereof), each of which, upon issuance pursuant to this Agreement and when paid for as provided herein, will be validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances, and security interests and not subject to any preemptive rights.

          (d) The execution, delivery, and performance of this Agreement by Issuer and the consummation by it of the transactions contemplated hereby except as required by the HSR Act (if applicable), and, with respect to
     Section 4, compliance with the provisions of the 1933 Act and any applicable state securities laws, do not require the consent, waiver, approval, license, or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition, or provision of any charter or bylaw, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation, or decree or any restriction to which Issuer or any property of Issuer or its subsidiaries is bound, except where the failure to obtain such consents, waivers, approvals, licenses, or authorizations or where such acceleration or defaults would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

          (a) Grantee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has requisite corporate power and authority to enter into and perform this Agreement.

          (b) The execution and delivery of this Agreement by Grantee and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee, and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Grantee and, assuming this Agreement has been duly executed and delivered by Issuer, constitutes a valid and binding obligation of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws, including, without limitation, the 1933 Act.

          (c) Grantee or its designee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

     7. COVENANTS OF GRANTEE. Grantee agrees not to transfer or otherwise dispose of the Option Shares, or any interest therein, except in compliance with the 1933 Act and any applicable state securities law. Grantee further agrees to the placement of the following legend on the certificates representing the Option Shares (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER (1) THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (2) ANY APPLICABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

     8. REASONABLE BEST EFFORTS. Grantee and Issuer shall take, or cause to be taken, all reasonable action to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, reasonable best efforts to obtain any necessary consents of third parties and governmental agencies and the filing by Grantee and Issuer promptly after the date hereof of any required HSR Act notification forms and the documents required to comply with the HSR Act.

     9. CERTAIN CONDITIONS. The obligation of Issuer to issue Option Shares under this Agreement upon exercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

          (a) any waiting periods applicable to the acquisition of the Option Shares by Grantee pursuant to this Agreement under the HSR Act shall have expired or been terminated;

          (b) the representations and warranties of Grantee made in Section 6 of this Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares; and

          (c) no order, decree, or injunction entered by any court of competent jurisdiction or governmental, regulatory, or administrative agency or commission in the United States shall be in effect that prohibits the exercise of the option or acquisition of Option Shares pursuant to this Agreement.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange, or other change in the corporate or capital structure of Issuer, Grantee shall receive, upon exercise of the Option, the stock or other securities, cash, or property to which Grantee would have been entitled if Grantee had exercised the Option and had been a holder of record of shares of Issuer Common Stock on the record date fixed for determination of holders of shares of Issuer Common Stock entitled to receive such stock or other securities, cash, or property at the same aggregate price as the aggregate Option Price of the Option Shares.

     11. LIMITATION ON EXERCISE. Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than $30,100,000 and, if exercise of the Option otherwise would exceed such amount, Grantee, at its discretion, may increase the Option Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $30,100,000; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Option Price set forth in Section 1.

     As used herein, "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option means the Total Profit determined as of the date of the Exercise Notice assuming, for purposes of clause (iii) of the definition of Total Profit, that (x) the Option were exercised on such date for such number of Option Shares and (y) such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     As used herein, "Total Profit" means the aggregate amount (before taxes) of the following: (i) the Termination Fee paid to Grantee; (ii) any Cancellation Amount paid to

Grantee; and (iii) all Option Share Profits received in connection with Sales of Option Shares and not remitted to Issuer pursuant to Section 2(c).

     12. EXPIRATION. The Option shall expire at the earlier of (a) the Effective Time (as defined in the Merger Agreement), (b) six months after the termination of the Merger Agreement in accordance with the terms thereof in the event Section 7.2(a)(i), Section 7.2(a)(ii) or Section 7.2(a)(v) of the Merger Agreement applies, or six months after the date of consummation of the Alternative Control Transaction in the event Section 7.2(a)(iii) or Section 7.2(a)(iv) of the Merger Agreement applies, or (c) termination of the Merger Agreement in accordance with the terms thereof in circumstances under which the fee specified in Section 7.2 thereof cannot in any circumstances become payable (such expiration date is referred to as the "Expiration Date").

     13.  GENERAL PROVISIONS.

          (a) SURVIVAL. All of the representations, warranties, and covenants contained herein shall survive each Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing.

          (b) FURTHER ASSURANCES. If Grantee exercises the Option, or any portion thereof, in accordance with the terms of this Agreement, Issuer and Grantee will execute and deliver all such further documents and instruments and use their reasonable best efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

          (c) SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Issuer shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder, and Grantee shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder, other than Grantee's rights under Section 4 which may be assigned to a transferee of Option Shares.

          (e) SPECIFIC PERFORMANCE. The parties agree and acknowledge that in the event of a breach of any provision of this Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          (f) AMENDMENTS. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by Grantee and Issuer.

          (g) NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

          If to Grantee:

               Medtronic, Inc.
               7000 Central Avenue, N.E.
               Minneapolis, Minnesota  55402

               with separate copies thereof addressed to

               Attention:     General Counsel
                              FAX:  (612) 572-5459
               and

               Attention:     Vice President and Chief Development Officer
                              FAX:  (612) 572-5404

          If to Issuer:

               Xomed Surgical Products, Inc.
               6743 Southpoint Drive North
               Jacksonville, Florida  32216
               FAX:  (904) 279-7548
               Attention:  Jaime A. Frias, Esq.

               with a copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York  10019
               FAX:  (212) 728-8111
               Attention:  Steven J. Gartner, Esq.

          (h) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

          (k) ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement, and the Merger Agreement and any documents and instruments referred to herein and therein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein.

          (l) EXPENSES. Except as otherwise provided in this Agreement or the Merger Agreement, each party shall pay its own expenses incurred in connection with this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   MEDTRONIC, INC.


                                   By:
                                      ---------------------------------------
                                      Michael D. Ellwein, Vice President and
                                      Chief Development Officer

                                   XOMED SURGICAL PRODUCTS, INC.


                                   By:
                                      ---------------------------------------
                                      Its:
                                          -----------------------------------